Exhibit 10.1

INCREMENTAL REVOLVING COMMITMENT AGREEMENT

THIS INCREMENTAL REVOLVING COMMITMENT AGREEMENT, dated as of May 25, 2016 (this “Agreement”), with respect to, and modifying, the Credit Agreement referenced below is by and among FUTUREFUEL CORP., a Delaware corporation (the “Parent”), FUTUREFUEL CHEMICAL COMPANY, a Delaware corporation (the “Company”, and together with the Parent, the “Borrowers” and each a “Borrower”), the Subsidiaries of the Borrowers identified herein, as Guarantors, FIRST COMMUNITY BANK (the “New Lender”) and REGIONS BANK, as Administrative Agent, Collateral Agent, Swingline Lender and Issuing Bank.  Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

W I T N E S S E T H

WHEREAS, a $150 million revolving credit facility has been established in favor of the Borrowers pursuant to the terms of that certain Credit Agreement dated as of April 16, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Borrowers, the Guarantors party thereto, the Lenders party thereto and Regions Bank, as Administrative Agent, Collateral Agent, Swingline Lender and Issuing Bank;

WHEREAS, the Borrowers have requested that the Aggregate Revolving Commitments be increased by $15 million (from $150 million to $165 million) pursuant to Section 2.1(c) of the Credit Agreement (the “Incremental Revolving Commitment”);

WHEREAS, the New Lender has agreed to provide the Incremental Revolving Commitment on the terms and conditions set forth herein and to become a “Lender” under the Credit Agreement in connection therewith;

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.         Incremental Revolving Commitment.

(a)        The New Lender hereby agrees to provide a Revolving Commitment to the Borrowers in an amount equal to its Revolving Commitment set forth on Appendix A attached hereto.  The New Lender’s Revolving Commitment Percentage of the Aggregate Revolving Commitments as of the date hereof shall be as set forth on Appendix A attached hereto.  The existing Appendix A to the Credit Agreement shall be deemed to be amended to include the information set forth on Appendix A attached hereto.

(b)        The New Lender shall be deemed to have purchased, without recourse, a risk participation from the Issuing Bank in all Letters of Credit issued by it under the Credit Agreement and the obligations arising thereunder in an amount equal to its Revolving Commitment Percentage of the obligations under such Letters of Credit, and shall absolutely, and unconditionally assume, and be obligated to pay to the Issuing Bank and discharge when due as provided in the Credit Agreement, its Revolving Commitment Percentage of the obligations arising under such Letters of Credit.

(c)        The New Lender shall be deemed to have purchased, without recourse, a risk participation from the Swingline Lender in all Swingline Loans made by it under the Credit Agreement and the obligations arising thereunder in an amount equal to its Revolving Commitment Percentage of the obligations under such Swingline Loans, and shall absolutely and unconditionally assume, and be obligated to pay to the Swingline Lender and discharge when due as provided in the Credit Agreement, its Revolving Commitment Percentage of the obligations arising under such Swingline Loans.

2.         Joinder.  Each of the parties hereto agrees that, as of the date hereof, the New Lender shall (a) be a party to the Credit Agreement, (b) be a “Lender” for all purposes of the Credit Agreement and the other Credit Documents and (c) have the rights and obligations of a Lender under the Credit Agreement and the other Credit Documents.

3.         Representations and Agreements of New Lender.  The New Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement and (iii) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and, based on such information, has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender; and (b) agrees that it will (i) independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents and (ii) perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

4.         Conditions Precedent.  This Agreement shall be effective upon satisfaction of the following conditions precedent (the “Increase Date”):

(a)        receipt by the Administrative Agent of counterparts of this Agreement duly executed by the Borrowers, the Guarantors, the New Lender, the Administrative Agent, the Swingline Lender and the Issuing Bank;

(b)        receipt by the Administrative Agent of a certificate of the Parent dated as of the Increase Date signed by an Authorized Officer of the Parent certifying and attaching the resolutions adopted by each Borrower and each Guarantor approving or consenting to the Incremental Revolving Commitment; and

(c)        payment by the Borrowers of the out-of-pocket costs and expenses of the Administrative Agent and Collateral Agent, including without limitation, the fees and expenses of Moore & Van Allen, PLLC.

5.         Breakage Costs.  Inasmuch as Revolving Loans are outstanding at the time of the increase in the Aggregate Revolving Commitments and Revolving Commitment Percentages are being modified pursuant to the terms of this Agreement, the Borrowers must make prepayments and adjustments on the Revolving Loans as are necessary to give effect to such increased Aggregate Revolving Commitments and reallocated Revolving Commitment Percentages.  The Credit Parties hereby acknowledge and agree that they shall make payment on any breakage costs in accordance with the terms of Section 3.1(c) of the Credit Agreement

6.         Miscellaneous.

(a)        Each of the Credit Parties hereby (i) acknowledges and consents to all of the terms and conditions of this Agreement, (ii) ratifies and affirms its obligations under the Credit Documents, (iii) agrees that (A) its obligations under each of the Credit Documents to which it is party shall remain in full force and effect according to their terms and (B) this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Credit Agreement or the other Credit Documents.

(b)        Each of the Credit Parties hereby represents and warrants to the Administrative Agent and the Lenders as follows:

(i)         Such Credit Party has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(ii)        This Agreement has been duly executed and delivered by such Credit Parties and constitutes such Credit Party’s legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (A) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(iii)       No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Credit Party of this Agreement.

(iv)       Before and after giving effect to the Incremental Revolving Commitment, the representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects (other than those representations and warranties that are expressly qualified by an Material Adverse Effect or other materiality, in which case such representations and warranties are true and correct in all respects) on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties are true and correct in all respects) on and as of such earlier date.

(v)        No event has occurred and is continuing, or will result from the Incremental Revolving Commitment, which constitutes a Default or an Event of Default.

(vi)       The Credit Parties are in compliance, on a Pro Forma Basis after giving effect to the Incremental Revolving Commitment, with the financial covenants set forth in clauses (a) and (b) of Section 8.8 of the Credit Agreement, recomputed as of the last day of the most recently ended Fiscal Quarter of the Parent for which financial statements have been delivered pursuant to Section 7.1 of the Credit Agreement.

(c)        This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  Delivery of an executed counterpart of this Agreement by telecopy or other secure electronic format (.pdf) shall be effective as an original and shall constitute a representation that an executed original shall be delivered.

(d)        This Agreement shall be deemed to be, and is, a “Credit Document.”

(e)        This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

[Signatures on Following Pages]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWERS:                                                FUTUREFUEL CORP.,

a Delaware corporation

By:

Name:  Rose M. Sparks

Title:    CFO, Treasurer, and Secretary

FUTUREFUEL CHEMICAL COMPANY,

a Delaware corporation

By:

Name:  Rose M. Sparks

Title:  CFO, Treasurer, and Secretary

Guarantors:                                              FFC GRAIN, L.L.C.,

an Arkansas limited liability company

By:

Name:  Rose M. Sparks

Title:  Treasurer and Secretary

                                                                        FUTUREFUEL WAREHOUSE COMPANY, LLC,

an Arkansas limited liability company

By:

Name:  Rose M. Sparks

Title:  Treasurer and Secretary

                                                                        LEGACY REGIONAL TRANSPORT, L.L.C.,

an Arkansas limited liability company

By:

Name:  Rose M. Sparks

Title:  Treasurer and Secretary

NEW LENDER:                                               FIRST COMMUNITY BANK,

as New Lender

By:

Name:

Title:

administrative agent:                          REGIONS BANK,

as Administrative Agent

By:

Name:

Title:

SWINGLINE LENDER AND

ISSUING BANK:                                             REGIONS BANK,

as Swingline Lender and Issuing Bank

By:

Name:

Title:

Appendix A

Lenders, REVOLVING Commitments and

REVOLVING Commitment Percentages

Lenders	Revolving Commitment	Revolving Commitment Percentage
Regions Bank	$75,000,000.00	45.454545455%
PNC Bank, National Association	$30,000,000.00	18.181818182%
Fifth Third Bank	$25,000,000.00	15.151515151%
UMB Bank	$20,000,000.00	12.121212121%
First Community Bank	$15,000,000.00	9.090909091%
Total:	$165,000,000.00	100.000000000%